As filed with the Securities and Exchange Commission on April 22, 2010

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MONOTYPE IMAGING HOLDINGS INC.

(Exact Name of Registrant as specified in its charter)

Delaware	20-3289482
(State of Incorporation)	(I.R.S. Employer Identification No.)

500 Unicorn Park Drive

Woburn, Massachusetts 01801

(781) 970-6000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Douglas J. Shaw

President and Chief Executive Officer

Monotype Imaging Holdings Inc.

500 Unicorn Park Drive

Woburn, Massachusetts 01801

(781) 970-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Janet M. Dunlap
Vice President, General Counsel and Secretary	John M. Mutkoski, Esq.
Monotype Imaging Holdings Inc.	Goodwin Procter LLP
500 Unicorn Park Drive	Exchange Place
Woburn, MA 01801	Boston, Massachusetts 02109
(781) 970-6000	(617) 570-1000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock	6,000,000	$10.595	$63,570,000.00	$4,532.54

(1)	The shares of common stock, $0.001 par value, of Montype Imaging Holdings Inc. that may be offered pursuant to this Registration Statement consist of shares of common stock owned by TA Associates, Inc.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933. Based on the average of the high and low prices for the common stock on April 19, 2010.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state.

Subject to Completion, dated April 22, 2010

Prospectus

MONOTYPE IMAGING HOLDINGS INC.

Common Stock

This prospectus covers the potential resale of up to 6,000,000 shares of common stock, par value $0.001 per share of Monotype Imaging Holdings Inc. previously issued to TA Associates, Inc., the selling security holder (“TA Associates”). Some or all of the common stock may be sold from time to time in the market or in other transactions by TA Associates. TA Associates may sell the shares of common stock described in this prospectus in various ways and at different times, but is not required to sell any or all of these shares. The price to the public for the shares and the proceeds to TA Associates at any time will depend on the terms of such sale. We will not receive any of the proceeds from the sale of the common stock by TA Associates.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “TYPE.” On April 19, 2010, the last reported sale price of our common stock was $10.61 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 1 for certain risks and uncertainties that you should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Unless the context otherwise requires, all references to “we,” “us,” “our company” or “the company” in this prospectus refer collectively to Monotype Imaging Holdings Inc., a Delaware corporation, and its subsidiaries.

The date of this prospectus is April 22, 2010.

Monotype Imaging Holdings Inc.

500 Unicorn Park Drive

Woburn, Massachusetts 01801

(781) 970-6000

About this Prospectus

This prospectus is part of a resale registration statement. TA Associates may sell some or all of its shares in one or more transactions from time to time.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, as well as the information we file with the Securities Exchange Commission (the “SEC”), and incorporate by reference in this prospectus, is accurate only as of the date of the documents containing the information.

You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the heading “How to Obtain More Information.”

Forward-looking Statements

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in “Risk Factors” and elsewhere in this prospectus. Accordingly, you should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements.

The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

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About Monotype Imaging Holdings Inc.

Monotype Imaging Holdings Inc. is a leading global provider of text imaging solutions. Our end-user and embedded solutions for print, web and mobile environments enable people to create and consume dynamic content on any and every device. Our technologies and fonts enable the display and printing of high quality digital content. Our software technologies have been widely deployed across, and embedded in a range of consumer electronics, or CE devices, including laser printers, digital copiers, mobile phones, digital televisions, set-top boxes, navigation devices and digital cameras, as well as in numerous software applications and operating systems. In the laser printer market, we have worked together with industry leaders for over 18 years to provide critical components embedded in printing standards. Our scaling, compression, text layout, printer driver and color technologies solve critical text imaging issues for CE device manufacturers by rendering high quality text on low resolution and memory constrained CE devices. We combine these proprietary technologies with access to more than 13,000 typefaces from a library of some of the most widely used designs in the world, including popular names such as Helvetica and Times New Roman. We also license our typefaces to creative and business professionals through our e-commerce websites fonts.com, linotype.com, itcfonts.com, faces.co.uk and fontexplorerx.com, which combined attracted more than 27 million visits in 2009 from over 200 countries and territories, direct and indirect sales and custom font design services. Our principal office is located in Woburn, Massachusetts; with regional offices in Redwood City, California; Boulder, Colorado; Mt. Prospect, Illinois; Salfords and Hampshire, United Kingdom; Bad Homburg, Germany (Linotype GmbH); Hong Kong, China (Monotype Imaging Hong Kong Ltd., formerly China Type Design); Seoul, South Korea; and Tokyo, Japan.

Until November 5, 2004, Agfa Corporation, or Agfa, operated its font and printer driver business through its wholly-owned subsidiary, Agfa Monotype Corporation, or Agfa Monotype. On November 5, 2004, through a series of transactions, all of the common stock of Agfa Monotype was acquired by a newly formed entity, Monotype Imaging Inc., which was wholly owned by TA Associates, debt investors and certain of the former officers and employees of Agfa Monotype through a holding company, Imaging Holdings Corp., or IHC. In August 2005, IHC entered into a recapitalization transaction which resulted in it becoming wholly owned by Monotype Imaging Holdings Inc., the registrant and a Delaware corporation.

In 2006, we completed two acquisitions. On July 28, 2006, we acquired 80.01% of the capital stock of China Type Design Ltd., or China Type Design, a Hong Kong corporation, specializing in font design. At the time of the acquisition, we already had a 19.99% ownership interest in China Type Design; and, following the acquisition, it became our wholly owned subsidiary. With the China Type Design acquisition, we acquired a library of East Asian stroke-based fonts and gained the internal capability to develop and produce these fonts. On August 1, 2006, we acquired Linotype GmbH, or Linotype, a German company and a leader in the development, marketing, licensing and servicing of digital fonts and proprietor of a font library comprised of typefaces. We also acquired certain fonts and other intellectual property assets from the seller of Linotype. With the purchase of Linotype, we acquired access to a large library of fonts, a strong brand with a significant web presence and a more complete offering for the creative professional market.

On July 30, 2007, we completed an initial public offering, issuing 6.5 million shares of our common stock at a price of $12.00 per share. We received net proceeds from the offering of approximately $67.2 million and used the proceeds, along with cash on hand, to restructure and pay down a portion of our debt. In June 2008, we completed a secondary offering of our common stock under a contractual agreement with a shareholder. We did not receive any proceeds from the secondary offering, as we did not issue any new shares of common stock in connection with the transaction.

On December 10, 2009, we acquired the principal assets of Planetweb, Inc., a global provider of embedded user interface, or UI, software and developer tools for the consumer electronics industry, located in Redwood Shores, California, for $1.9 million.

We maintain a website at http://www.monotypeimaging.com. Information contained on our website is not a part of this prospectus.

Risk Factors

Our business is subject to significant risks. You should carefully consider the risks and uncertainties described in our Annual Report on Form 10-K for our fiscal year ended December 31, 2009 (the “Annual Report”) and filed on March 5, 2010, which is incorporated by reference herein. The risks and uncertainties described in our Annual Report incorporated by reference herein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in our Annual Report incorporated by reference herein actually occur, our business, financial condition and results of operations could be adversely affected in a material way. This could cause the trading price of our common stock to decline, perhaps significantly, and you may lose part or all of your investment.

Use of Proceeds

We will receive no proceeds from the sale by TA Associates of the common stock described in this prospectus.

Selling Security Holder

We agreed to file this registration statement with the SEC for the benefit of TA Associates as the selling security holder. The shares are being registered to permit public secondary trading of the shares. TA Associates, or its pledgees, donees, transferees or other successors in interest, may offer the shares for resale from time to time.

A. Bruce Johnston, a member of our board of directors since November 2004, is a Managing Director of TA Associates.

The following table provides certain information with respect to TA Associates, including TA Associates’s beneficial ownership of our common stock as of March 11, 2010, and as adjusted to give effect to the sale of the shares covered by this prospectus. The amounts set forth below are based upon information provided to us by TA Associates and are accurate to the best of our knowledge. These numbers do not reflect the impact of any prospective adjustments or limitations described in the foregoing paragraphs. It is possible that TA Associates may have acquired, sold, transferred or otherwise disposed of shares of our common stock in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), since the date on which it provided the information to us regarding the shares beneficially owned by it. We cannot estimate the number of shares TA Associates will hold after completion of this offering because TA Associates may sell all or a portion of the shares and there currently are no agreements, arrangements or understandings with respect to the sale of any of the shares. This table assumes that TA Associates will offer for sale all of its shares of our common stock covered by this prospectus. We do not know whether TA Associates will offer for sale any or all of the common stock covered by this prospectus. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Securities Exchange Act of 1934, as amended (“Exchange Act”). Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.

Name of Selling Security Holder	Number of Shares of Common Stock Owned Prior to this Offering		Number of Shares of Common Stock Offered Under this Prospectus	Number of Shares of Common Stock Owned Upon Completion of the Offering	Percentage of Outstanding Common Stock Owned Upon Completion of the Offering
TA Associates, Inc.	8,745,595	(1)	6,000,000	2,745,595	7.87	(2)

(1)	The amount shown reflects the aggregate number of shares of the Company’s common stock held by TA Associates, Inc., TA IX L.P., TA/Atlantic and Pacific IV L.P., TA Strategic Partners Fund A L.P., TA Strategic Partners Fund B L.P., TA Investors II L.P. and TA Subordinated Debt Fund L.P. (collectively, the “TA Associates Funds”). Investment and voting control of the TA Associates Funds is held by TA Associates, Inc. No stockholder, director or officer of TA Associates, Inc. has voting or investment power with respect to our shares of common stock held by the TA Associates Funds. Voting and investment power with respect to such shares is vested in a four-person investment committee consisting of the following employees of TA Associates Funds: Messrs. A. Bruce Johnston, Roger B. Kafker, C. Kevin Landry and Jonathan W. Meeks. Mr. Johnston is a Managing Director of TA Associates, Inc., the manager of the general partner of TA IX L.P. and TA Subordinated Debt Fund L.P., the general partner of the general partner of TA/Atlantic and Pacific IV, L.P., TA Strategic Partners Fund A L.P. and TA Strategic Partners Fund B L.P., and the general partner of TA Investors II, L.P.
(2)	Based on 34,904,656 shares of common stock outstanding on March 11, 2010.

Plan of Distribution

The shares being offered by the selling security holder have been issued pursuant to an exemption from the registration provisions of the Securities Act. The shares may be sold or distributed from time to time by the selling security holder, or by its pledgees, donees, or transferees of, or other successors-in-interest to, the selling security holder, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or who may acquire shares as principals and will act independently of us in making decisions with respect to the timing, manner and size of each sale.

The shares may be sold in one or more transactions at:

•	fixed prices,

•	prevailing market prices at the time of sale,

•	prices related to the prevailing market prices,

•	varying prices determined at the time of sale, or

•	otherwise negotiated prices.

The shares may be sold by one or more of, or a combination of, the following methods, in addition to any other method permitted under this prospectus:

•	a block trade in which the broker-dealer so engaged will attempt to sell the offered securities as agent but may position and resell a portion of the block as principal to facilitate the transaction,

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus,

•	on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale, including The Nasdaq Global Select Market,

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers,

•	privately negotiated transactions,

•	by pledge to secure debts or other obligations,

•	put or call transactions,

•	to cover hedging transactions made pursuant to this prospectus, or

•	underwritten offerings.

If required, this prospectus may be amended or supplemented on a continual basis to describe a specific plan of distribution. In making sales, broker-dealers engaged by the selling security holder, if any, may arrange for other broker-dealers to participate in the resales.

In connection with the sale of shares, the selling security holder may (1) enter into transactions with brokers, dealers or others, who in turn may engage in sales, including short sales, of the shares in the course of hedging the positions they assume, (2) deliver shares to close out positions or (3) loan shares to brokers, dealers or others that may in turn sell such shares. The brokers, dealers or others referred to in (1) above may engage in those transactions referred to in (1), (2) or (3) above through this prospectus. The selling security holder may enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer of the shares. The broker-dealer or other financial institution may then resell or transfer these shares through this prospectus. The selling security holder may also loan or pledge its shares to a broker-dealer or other financial institution. The broker-dealer or financial institution may sell the shares which are loaned or pursuant to a right to rehypothecate while pledged or, upon a default, the broker-dealer or other financial institution may sell the pledged shares by use of this prospectus. The broker, dealer or other financial institution may use shares pledged by the selling security holder or borrowed from the selling security holder or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from the selling security holder in settlement of those derivatives to close out any related open borrowings of shares. Some or all of the shares offered in this prospectus may also be sold to or through an underwriter or underwriters. Any shares sold in that manner will be acquired by the underwriters for their own accounts and may be resold at different times in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. These shares may be offered to the public through underwriting syndicates represented by one or more managing underwriters or may be offered to the public directly by one or more underwriters. Any public offering price and any discounts or concessions allowed or disallowed to be paid to dealers may be changed at different times.

The selling security holder may pay usual and customary or specifically negotiated underwriting discounts and concessions or brokerage fees or commissions in connection with its sales.

The selling security holder and any dealers or agents that participate in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of shares by them and any commissions received by any such dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. Because the selling security holder may be deemed to be “underwriter” within the meaning of the Securities Act, the selling security holder will be subject to the prospectus delivery requirements of the Securities Act. Neither the delivery of any prospectus, or any prospectus supplement, nor any other action taken by the selling security holder or any purchaser relating to the purchase or sale of shares under this prospectus shall be treated as an admission that any of them is an underwriter within the meaning of the Securities Act relating to the sale of any shares.

Any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that rule rather than pursuant to this prospectus.

The shares may be sold through registered or licensed brokers or dealers if required under applicable state securities laws. Additionally, in some states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not engage in market-making activities for our common stock during some restricted periods. Additionally, TA Associates will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, that may limit the timing of purchases and sales of shares of our common stock by TA Associates. We will make copies of this prospectus available to TA Associates and have informed TA Associates of the need for delivery of copies of this prospectus to purchasers at or before the time of any sale of the shares.

Legal Matters

The validity of the common stock offered by this prospectus is being passed upon by Goodwin Procter LLP, Boston, Massachusetts.

Experts

The consolidated financial statements of Montype Imaging Holdings Inc. appearing in Monotype Imaging Holdings Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2009 (including the schedule appearing therein), and the effectiveness of Monotype Imaging Holdings Inc.’s internal control over financial reporting as of December 31, 2009, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

How To Obtain More Information

We are subject to the informational requirements of the Exchange Act, and in accordance with those requirements file reports, proxy statements and other information with the SEC. You may read and copy the reports, proxy statements and other information that we file with the SEC under the informational requirements of the Exchange Act at the SEC’s Public Reference Room at 100 F Street, N.W., Washington, D.C. 20549. Please call 1-800-SEC-0330 for information about the SEC’s Public Reference Room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is http: //www.sec.gov. We also make available free of charge copies of reports and proxy statements that we file with the SEC on our website, http://www.monotypeimaging.com, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC.

We have filed with the SEC a registration statement on Form S- 3 under the Securities Act with respect to the shares of our common stock offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding the Company and the shares offered under this prospectus, please see the registration statement and the exhibits and schedules filed with the registration statement. Statements contained in this prospectus regarding the contents of any agreement or other document filed as an exhibit to the registration statement are not necessarily complete, and in each instance please see the copy of the full agreement filed as an exhibit to the registration statement. We qualify each of these statements in all respects by the reference to the full agreement. The registration statement, including the exhibits and schedules to the registration statement, may be inspected at the SEC’s Public Reference Room at 100 F Street, N.W., Washington, D.C. 20549 and copies of all or any part of the registration statement may be obtained from the SEC’s office upon payment of the prescribed fees.

Incorporation of Information Filed with the SEC

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we may disclose important information to you by referring you to other documents. The information we incorporate by reference is considered a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any filings we make with the SEC on or after the date of this prospectus under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to completion of this offering, as well as any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the filing date of the registration statement, dated April 22, 2010, of which this prospectus is a part and prior to the date of effectiveness of the registration statement:

•	Our Annual Report on Form 10-K for the year ended December 31, 2009, filed on March 5, 2010;

•	Portions of our Definitive Proxy Statement incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2009, filed on April 12, 2010; and

•	The description of our common stock contained in our Registration Statement on Form 8-A filed on July 20, 2007, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning:

Monotype Imaging Holdings Inc.

500 Unicorn Park Drive

Woburn, Massachusetts 01801

(781) 970-6000

You should only rely on the information contained in this prospectus, any prospectus supplement or any document incorporated by reference. We have not authorized anyone else to provide you with different or additional information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents. We are not making an offer of these securities in any state where the offer is not permitted.

Monotype Imaging Holdings Inc.

Common Stock

PROSPECTUS

April 22, 2010

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The expenses in connection with the issuance and distribution of the securities being registered will be borne by us and are set forth in the following table (all amounts except the registration fee are estimates):

Registration fee	$4,532.54
Legal fees and expenses	$25,000.00
Accounting fees and expenses	$10,000.00
Printing fees and expenses	$5,000.00
Miscellaneous	$5,000.00

Total	$49,532.54

Item 15.	Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the Delaware General Corporation Law.

Article VII of our Amended and Restated Certificate of Incorporation, as amended to date (the “Charter”), provides that no director of our Company shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) in respect of unlawful dividend payments or stock redemptions or repurchases, or (4) for any transaction from which the director derived an improper personal benefit. In addition, our Charter provides that if the Delaware General Corporation Law is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of our company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Article VII of the Charter further provides that any repeal or modification of such article by our stockholders or an amendment to the Delaware General Corporation Law will not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a director serving at the time of such repeal or modification.

Article V of our Amended and Restated By-Laws, as amended to date (the “By-Laws”), provides that we will indemnify each of our directors and officers and, in the discretion of our board of directors, certain employees, to the fullest extent permitted by the Delaware General Corporation Law as the same may be amended (except that in the case of an amendment, only to the extent that the amendment permits us to provide broader indemnification rights than the Delaware General Corporation Law permitted us to provide prior to such amendment) against any and all expenses, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by the director, officer or such employee or on the director’s, officer’s or employee’s behalf in connection with any threatened, pending or completed proceeding or any claim, issue or matter therein, to which he or she is or is threatened to be made a party because he or she is or was serving as a director, officer or employee of our company, or at our request as a director, partner, trustee, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, foundation, association, organization or other legal entity, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of our company and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Article V of the By-Laws further provides for the advancement of expenses to each of our directors and, in the discretion of our board of directors, to certain officers and employees. In addition, Article V of the By-Laws provides that the right of each of our directors and officers to indemnification and advancement of expenses shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any statute, provision of the Charter or By-Laws, agreement, vote of stockholders or otherwise. Furthermore, Article V of the By-Laws authorizes us to provide insurance for our directors, officers and employees, against any liability, whether or not we would have the power to indemnify such person against such liability under the Delaware General Corporation Law or the provisions of Article V of the By-Laws.

We have entered into indemnification agreements with each of our directors and certain of our executive officers. These agreements provide that we will indemnify each of our directors and certain of our executive officers to the fullest extent permitted by law.

We also maintain a general liability insurance policy which covers certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.

In connection with their investment in us, we entered into a stockholders agreement, dated as of November 5, 2004, with TA Associates and D.B. Zwirn. Most provisions of the stockholders agreement terminated upon the closing of our initial public offering. However, surviving provisions include our covenant to indemnify TA Associates and D.B. Zwirn, including their associated investment funds, subject to exceptions, for damages, expenses or losses arising out of, based upon or by reason of any breach of a covenant or agreement made by us in the stockholders agreement, any third party or governmental claims relating to their status as a security holder, creditor, director, agent, representative or controlling person of us, or otherwise relating to their involvement with us. This covenant continues until the expiration of the applicable statute of limitations. We have also covenanted to maintain directors and officers’ liability insurance for so long as any person nominated by TA Associates, as two-thirds holder, is a member of our board of directors.

Item 16.	Exhibits.

Exhibit Number		Description

*4.1	—	Amended and Restated Certificate of Incorporation (incorporated herein by reference to Amendment No. 5 to Registration Statement on Form S-1 (File No. 333-140232), filed with the SEC on July 10, 2007).

*4.2	—	Amended and Restated By-laws (incorporated herein by reference to Amendment No. 4 to Registration Statement on Form S-1 (File No. 333-140232), filed with the SEC on July 5, 2007).

*4.3	—	Form of Specimen Common Stock Certificate (incorporated herein by reference to Amendment No. 5 to Registration Statement on Form S-1 (File No. 333-140232), filed with the SEC on July 10, 2007).

*4.4	—	Registration Rights Agreement by and among Monotype Imaging Holdings Corp., the Management Stockholders and the Investors named therein, dated as of November 5, 2004 (incorporated herein by reference to the Registration Statement on Form S-1 (File No. 333-140232), filed with the SEC on January 26, 2007).

*4.5	—	Stockholders Agreement by and among Monotype Imaging Holdings Corp., the Management Stockholders and the Investors named therein, dated as of November 5, 2004 (incorporated herein by reference to the Registration Statement on Form S-1 (File No. 333-140232), filed with the SEC on January 26, 2007).

*4.6	—	Amendment No. 1 to Registration Rights Agreement by and among Monotype Imaging Holdings Corp., the Management Stockholders and the Investors named therein, dated as of March 31, 2008 (incorporated herein by reference to the Registration Statement on Form S-1 (File No. 333-150034), filed with the SEC on April 2, 2008).

5.1	—	Opinion of Goodwin Procter LLP.

23.1	—	Consent of Ernst & Young LLP.

23.2	—	Consent of Goodwin Procter LLP (contained in Exhibit 5.1 hereto).

24.1	—	Powers of Attorney (included in Part II of this Registration Statement).

*	Previously filed.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the Delaware General Corporation Law, the certificate of incorporation or bylaws of the registrant or resolutions of the registrant’s board of directors adopted pursuant thereto, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Monotype Imaging Holdings Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement (the “Registration Statement”) to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Woburn, Commonwealth of Massachusetts, on this 22nd day of April, 2010.

MONOTYPE IMAGING HOLDINGS INC.

By:	/S/ DOUGLAS J. SHAW
Douglas J. Shaw President and Chief Executive Officer

KNOWN ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Douglas J. Shaw and Scott E. Landers such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this Registration Statement and sign any registration statement (or amendment thereto) for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/S/ DOUGLAS J. SHAW Douglas J. Shaw	President, Chief Executive Officer and Director (Duly Authorized Officer and Principal Executive Officer)	April 22, 2010

/S/ SCOTT E. LANDERS Scott E. Landers	Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Accounting Officer)	April 22, 2010

/S/ ROBERT M. GIVENS	Chairman of the Board of Directors	April 22, 2010
Robert M. Givens

/S/ A. BRUCE JOHNSTON	Director	April 22, 2010
A. Bruce Johnston

/S/ ROGER J. HEINEN, JR.	Director	April 22, 2010
Roger J. Heinen, Jr.

/S/ PAMELA F. LENEHAN	Director	April 22, 2010
Pamela F. Lenehan

/S/ PETER J. SIMONE	Director	April 22, 2010
Peter J. Simone

/S/ ROBERT L. LENTZ	Director	April 22, 2010
Robert L. Lentz

Exhibit Index

Exhibit Number		Description

*4.1	—	Amended and Restated Certificate of Incorporation (incorporated herein by reference to Amendment No. 5 to Registration Statement on Form S-1 (File No. 333-140232), filed with the SEC on July 10, 2007).

*4.2	—	Amended and Restated By-laws (incorporated herein by reference to Amendment No. 4 to Registration Statement on Form S-1 (File No. 333-140232), filed with the SEC on July 5, 2007).

*4.3	—	Form of Specimen Common Stock Certificate (incorporated herein by reference to Amendment No. 5 to Registration Statement on Form S-1 (File No. 333-140232), filed with the SEC on July 10, 2007).

*4.4	—	Registration Rights Agreement by and among Monotype Imaging Holdings Corp., the Management Stockholders and the Investors named therein, dated as of November 5, 2004 (incorporated herein by reference to the Registration Statement on Form S-1 (File No. 333-140232), filed with the SEC on January 26, 2007).

*4.5	—	Stockholders Agreement by and among Monotype Imaging Holdings Corp., the Management Stockholders and the Investors named therein, dated as of November 5, 2004 (incorporated herein by reference to the Registration Statement on Form S-1 (File No. 333-140232), filed with the SEC on January 26, 2007).

*4.6	—	Amendment No. 1 to Registration Rights Agreement by and among Monotype Imaging Holdings Corp., the Management Stockholders and the Investors named therein, dated as of March 31, 2008 (incorporated herein by reference to the Registration Statement on Form S-1 (File No. 333-150034), filed with the SEC on April 2, 2008).

5.1	—	Opinion of Goodwin Procter LLP.

23.1	—	Consent of Ernst & Young LLP.

23.2	—	Consent of Goodwin Procter LLP (contained in Exhibit 5.1 hereto).

24.1	—	Powers of Attorney (included in Part II of this Registration Statement).

*	Previously filed.